As filed with the Securities and Exchange Commission on September 29, 2000

Registration No. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C. 20549
                                              ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                        THE SECURITIES ACT OF 1933
                               ----------------------

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware 95-4083087
(State or other jurisdiction of (I.R.S. Employer Identification Number)
                                          incorporation or organization)

4500 Park Granada                         91302
Calabasas, CA
(Address of Principal Executive Offices) (Zip Code)

                       Countrywide Credit Industries, Inc.

                             2000 Stock Option Plan

                            (Full title of the Plan)

                       Sandor E. Samuels, General Counsel

                                4500 Park Granada

                               Calabasas, CA 91302

                                      (Name and address of agent for service)

                                 (818) 225-3505

(Telephone Number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================ =================== ======================= ====================== ======================

 Title of Securities to be      Amount to be        Proposed Maximum       Proposed Maximum           Amount of
        Registered           Registered1           Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share           Price2

---------------------------- ------------------- ----------------------- ---------------------- ----------------------

       Common Stock           5,500,000 shares          $37.3125             $205,218,750              $54,178
 $.05 par value per share

============================ =================== ======================= ====================== ======================


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

                  The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

(a) Annual Report on Form 10-K for the fiscal year ended February 29, 2000;

(b) Quarterly Report on Form 10-Q for the quarter ended May 31, 2000; and

(c) Current Reports on Form 8-K dated June 1, 2000, June 27, 2000 and July 20, 2000.
                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein (each such document, an "Incorporated Document") shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities

                  Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

                  Not applicable.

ITEM 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

                  Article SIXTH of the Company's Certificate of Incorporation provides that the Company may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of the Company's Bylaws provides that the Company shall indemnify its directors and officers against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company; except that in the case of actions brought by or in the right of the Company to procure a judgment in its favor, no indemnification is permitted in respect of any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to the Company, unless the court in which the action was brought determines that such person is entitled to indemnification. The Company's Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which the directors and officers are otherwise entitled by means of Bylaw provisions, agreements, votes of stockholders or disinterested directors or otherwise. In addition, the Company has entered into indemnity agreements with each of its directors and executive officers, whereby such individuals are indemnified by the Company up to an aggregate limit of $5,000,000 for any claims made against such individuals based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

                  Article SEVENTH of the Company's Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended form time to time.

ITEM 7.  Exemption from Registration Claimed

                  Not applicable.

ITEM 8.  Exhibits

Exhibit Number

                     Description

4.1 Countrywide Credit Industries, Inc. 2000 Stock Option Plan (incorporated by reference to Appendix A of the Notice and Proxy Statement (File No. 001-12331-01) filed with the Securities and Exchange Commission on June 7, 2000)

4.2  Specimen   Certificate  of  Countrywide  Credit  Industries'  Common  Stock
(incorporated by reference to Exhibit 4.2 to Countrywide Credit Industries' Current Report on Form 8-K dated February 6, 1987)

4.3  Certificate  of  Amendment  of Restated  Certificate  of  Incorporation  of
Countrywide  Credit  Industries  (incorporated  by  reference  to Exhibit 4.1 to
Countrywide  Credit  Industries'  Quarterly Report on Form 10-Q dated August 31,
1987)

4.4 Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.2 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

4.5  Bylaws  of  Countrywide   Credit   Industries,   as  amended  and  restated
(incorporated by reference to Countrywide Credit Industries' Current Report on Form 8-K dated February 10, 1988)

4.6 Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to Countrywide Credit Industries' Form 8-A filed on February 12, 1988)

4.7 Amendment No. 1 to Rights Agreement, dated as of March 24, 1992, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 1 to Countrywide Credit Industries' Form 8 filed on March 27, 1992)

5.1 Opinion of Sandor E. Samuels, General Counsel of the Company as to the legality of securities being registered.

23.1 Consent of Grant Thornton, LLP, Independent Auditors

23.2 Consent of Counsel (included in Opinion filed as Exhibit 5.1)

24.1 Power of Attorney (included on signature pages filed herewith)


ITEM 9.  Undertakings

                  The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that the undertaking set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 28th day of September, 2000.

                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                 By:     /s/ Angelo R. Mozilo
------------------------------------------------------------------
                                            Angelo R. Mozilo
                                          Chairman of the Board of Directors,
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Stanford L. Kurland, Carlos M. Garcia and Sandor E. Samuels, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date --------- ----- / Angelo R. Mozilo Chairman of the Board of September 28, 2000
--------------------------------------------------
Angelo R. Mozilo Directors, Chief Executive Officer and President (Principal


Executive Officer); Director /s/ Carlos M. Garcia Senior Managing Director and September 28, 2000
--------------------------------------------------
                Carlos M. Garcia                       Chief Financial Officer
                                                       (Principal Financial and
                                                       Accounting Officer)
/s/     Robert     J.      Donato      Director      September      28,     2000
--------------------------------------------------
                Robert J. Donato

/s/      Ben      M.      Enis       Director       September      28,      2000
-------------------------------------------------- Ben M. Enis

/s/       Edwin       Heller       Director       September       28,       2000
-------------------------------------------------- Edwin Heller
/s/  Stanford  L.  Kurland  Executive   Managing  Director  September  28,  2000
--------------------------------------------------
Stanford L. Kurland and Chief
Operating Officer;
Director
     /s/    Oscar    P.     Robertson     Director     September     28,    2000
     --------------------------------------------------
     Oscar P. Robertson
     /s/     Harley    W.     Snyder     Director     September     28,     2000
     --------------------------------------------------
     Harley W. Snyder

                                  EXHIBIT INDEX

Exhibit Number

                     Description

     4.1 Countrywide Credit Industries, Inc. 2000 Stock Option Plan (incorporated by reference to Appendix A of the Notice and Proxy Statement (File No. 001-12331-01) filed with the Securities and Exchange Commission on June 7, 2000)

     4.2 Specimen Certificate of Countrywide Credit Industries' Common Stock (incorporated by reference to Exhibit 4.2 to Countrywide Credit Industries' Current Report on Form 8-K dated February 6, 1987)

     4.3 Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

     4.4 Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.2 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

4.5 Bylaws of Countrywide Credit Industries, as amended and restated (incorporated by reference to Countrywide Credit Industries' Current Report on Form 8-K dated February 10,
                     1988)

     4.6 Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to Countrywide Credit Industries' Form 8-A filed on February 12, 1988)

     4.7 Amendment No. 1 to Rights Agreement, dated as of March 24, 1992, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 1 to Countrywide Credit Industries' Form 8 filed on March 27, 1992)
     5.1* Opinion of Sandor E. Samuels, General Counsel of the Company as to the legality of securities being registered.
23.1*                Consent of Grant Thornton, LLP, Independent Auditors

     23.2* Consent of Counsel (included in Opinion filed as Exhibit 5.1)

     24.1* Power of Attorney (included on signature pages filed herewith)

---------------
* Filed herewith